UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2017

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 31, 2017, Li3 Energy, Inc. (the “Company”) entered into an Agreement of Termination of Compensation (collectively, the “Agreements of Termination of Compensation”) with each of Luis Saenz, the Company’s President and Chief Executive Officer, and Luis Santillana, the Company’s Chief Financial Officer, Secretary and Treasurer (each “Executive”, and collectively, the “Executives”).

The Agreements of Termination of Compensation amend the terms of the original Employment Services Agreement (as amended) of each Executive. Among other things, the Agreements of Termination of Compensation (i) provide that for the period from May 31, 2017 to November 30, 2017, each of the Executives shall not be due and shall not receive any compensation from the Company for services provided, and (ii) suspend certain provisions under the original Employment Services Agreement of each Executive that provide for salary and bonus compensation.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Agreements of Termination of Compensation, filed hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement of Termination of Compensation between the Company and Luis Saenz, dated May 31, 2017.

10.2	Agreement of Termination of Compensation between the Company and Luis Santillana, dated May 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: June 2, 2017	By:	/s/ Luis Saenz
	Name:	Luis Saenz
	Title:	Chief Executive Officer

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